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                         FIRST AMENDMENT
                               TO
                        MAGNA GROUP, INC.
               BOARD OF DIRECTORS RETIREMENT PLAN


     WHEREAS, Magna Group, Inc. (the "Company") established the
Magna Group, Inc. Board of Directors Retirement Plan (the "Plan") effective as of January 1, 1994; and

     WHEREAS, The Company desires to amend the Plan effective as of September 1, 1996.

     NOW, THEREFORE, the Plan is hereby amended, effective as of September 1, 1996, in the following respects:

                               I.

     Section 1.18 is hereby added to the Plan which shall read as follows:

     "1.18     ACCRUED BENEFIT means the present value
               of the benefit which the Participant
               would be entitled to receive commencing
               within sixty (60) days following his
               Retirement Date with such benefit being
               calculated assuming that such Participant retires from the Board upon attaining age seventy (70) and using the number of Years of Service such Participant has completed as of December 31, 1996.
               Present value shall be determined using
               such assumptions as the Committee shall
               determine in its sole discretion."

                               II.

     Section 2.01 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

     "2.01 Each Director shall become a Participant in the Plan as of the first day following his completion of five (5) Years of Service. Anything contained herein to the contrary notwithstanding, (i) no
               Director shall become a Participant in
               the Plan after September 30, 1996; (ii) a
               Participant who has attained age seventy
               (70) on or before September 30, 1996
               shall continue to participate in the
               Plan; (iii) each Participant other than a Participant described in (ii) above shall cease being a Participant in the Plan as of September 30, 1996; and (iv) the
               Accrued Benefit of each Participant
               described in (iii) above shall be
               transferred to the Magna Group, Inc.
               Directors Deferred Plan ("Directors
               Plan") and paid to the Participant in
               accordance with the terms of the
               Directors Plan."

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                              III.

     Section 6.01 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

     "6.01     Subject to Section 6.02, the Company
               reserves the right at any time, by
               resolution of the Board, to amend or
               terminate the Plan for any reason and
               without the consent of any Participant.
               Effective on the date as of which no
               further benefit obligations are due in
               accordance with the terms of the Plan,
               the Plan shall automatically terminate
               and be of no further force and effect."


     IN WITNESS WHEREOF, the Company hereby adopts this First
Amendment this 1st day of September, 1996.



                                   MAGNA GROUP, INC.


                                   By: /s/ G. Thomas Andes
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